UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2015

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 361-2262

N/A

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 30, 2015, Banc of California, Inc. (the “Company”) entered into a Credit Agreement by and between the Company, as Borrower and Wells Fargo, National Association (“Wells Fargo”), pursuant to which Wells Fargo agreed to make advances to the Company from time to time to and including March 28, 2016, in an amount not to exceed $20 million, the proceeds of which are to be used for working capital purposes. Interest will accrue on loans under the Credit Agreement at a floating rate equal to a LIBOR rate plus 2.25% or a prime rate, in the discretion of the Company. The Company will pay a commitment fee on unused commitments under the Credit Agreement at a rate of 0.1875% per annum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Banc of California, Inc.

Date: March 31, 2015	By:	/s/ John C. Grosvenor
Name: John C. Grosvenor
Title: Executive Vice President and General Counsel

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